MAXTOR CORPORATION


                                                       EXHIBIT 11.1


                       COMPUTATION OF NET LOSS PER SHARE
           For the Three Months Ended June 25, 1994 and June 26, 1993

                     (In thousands, except per share data)

                                              Three Months Ended
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                                             June 25,       June 26,
                                               1994           1993
- - ---------------------------------------------------------------------

PRIMARY & FULLY DILUTED

Weighted average number of common
   shares outstanding during the period       49,925         28,887
                                          ===========    ===========

Net loss                                  $  (12,189)    $  (72,179)
                                          ===========    ===========

Net loss per share                        $    (0.24)    $    (2.50)
                                          ===========    ===========